Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Nexxus Lighting, Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140286) and Form S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778 and No. 333-172289) of Nexxus Lighting, Inc. of our report dated March 29, 2010, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Cross, Fernandez & Riley, LLP

Orlando, Florida

March 25, 2011